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                                                                     EXHIBIT 2.2


                          AGREEMENT AND PLAN OF MERGER

                                      among

                        SILVERLINE TECHNOLOGIES LIMITED,

                          SILVERLINE ACQUISITION CORP.

                          SILVERLINE TECHNOLOGIES, INC.

                                       and

                                 SERANOVA, INC.

                          DATED AS OF OCTOBER 27, 2000


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                                  AGREEMENT AND
                                 PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of October 27, 2000, by and among SILVERLINE TECHNOLOGIES LIMITED, a corporation organized under the laws of India ("SILVERLINE"), SILVERLINE ACQUISITION CORP., a Delaware corporation ("ACQUISITION"), SILVERLINE TECHNOLOGIES, INC., a Delaware corporation ("STI") and SERANOVA, INC., a New Jersey corporation ("SERANOVA"). STI has become a party to this Agreement for the limited purpose of agreeing to
Section 1.8.

                                   BACKGROUND

      A. SeraNova is a New Jersey corporation with its principal executive office located at 499 Thornall Street, Edison, New Jersey 08837. SeraNova is engaged principally in the business of providing Internet professional services to businesses (the "Business").

      B. Silverline is an Indian corporation with its registered office in Mumbai, India.

      C. Acquisition is a wholly-owned subsidiary of Silverline and was formed to merge with and into SeraNova so that as a result of the merger SeraNova will survive and become a wholly-owned subsidiary of Silverline. Acquisition is a Delaware corporation with its registered office located in Wilmington, Delaware, and has authorized aggregate of 3,000 shares of common stock, with a par value of $0.01 per share (the "ACQUISITION COMMON STOCK").

      D. Subject to the terms and conditions hereof, Acquisition will merge with and into SeraNova so that as a result of the merger SeraNova will survive and become a wholly-owned subsidiary of Silverline.

      E. The board of directors of each of Acquisition and SeraNova have determined that the merger of Acquisition with and into SeraNova (the "MERGER") in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), and the New Jersey Business Corporation Act, as amended (the "NJBCA"), and subject to the terms and conditions of this Agreement, is in the best interests of Acquisition and SeraNova and their respective stockholders.

      F. The boards of directors of Acquisition and SeraNova have approved this Agreement and the transactions contemplated hereby.

      G. The parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization.

      H. STI is a wholly-owned subsidiary of Silverline.
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      I. Immediately following the Merger, Silverline will contribute the stock of the Surviving Corporation as its capital in STI so that the Surviving Corporation shall become a wholly-owned subsidiary of STI.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto intending to be legally bound do hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 General. Subject to the terms and conditions of this Agreement and in accordance with the DGCL and the NJBCA, at the Effective Time, (i) Acquisition shall be merged with and into SeraNova, (ii) the separate corporate existence of Acquisition shall cease and (iii) SeraNova shall be the surviving corporation (the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of New Jersey.

            (a) The Merger shall become effective at the time of filing of certificates of merger, in the form reasonably satisfactory to Silverline and SeraNova (the "CERTIFICATES OF MERGER"), with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL and in accordance with the provisions of Section 14A:10-7 of the NJBCA, or at such later time as may be stated in the Certificates of Merger or the parties may mutually agree (the "EFFECTIVE TIME"). Subject to the terms and conditions of this Agreement, SeraNova and Acquisition shall duly execute and file the Certificates of Merger with the Secretary of State of the State of Delaware and the Department of the Treasury of the State of New Jersey at the time of the Closing. The closing of the Merger (the "CLOSING") shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York, at 10:00 A.M. two Business Days after the date on which the last of the conditions set forth in Article VII shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "CLOSING DATE").

            (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the SeraNova and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the SeraNova and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

            1.2 Certificate of Incorporation. The certificate of incorporation of SeraNova, as in effect immediately prior to the Effective Time, shall be amended to be comparable to the certificate of incorporation of Acquisition, as in effect immediately prior to the Effective Time,

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and shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

            1.3 By-Laws. The by-laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

            1.4 Directors and Officers. From and after the Effective Time, (a) the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each shall hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and (b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

            1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition, SeraNova or the holders of any of the following securities:

            (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation;

            (b) Each share of SeraNova Stock held in the treasury of the SeraNova and each share of SeraNova Stock owned by Silverline shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

            (c) Subject to the provisions of Sections 1.6 and 2.3, each share of SeraNova Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 1.5(b)) shall be converted into 0.35 (such number as adjusted in accordance with Section 1.6, the "COMMON STOCK EXCHANGE RATIO", "EXCHANGE RATIO" or "EXCHANGE RATIOS") of a validly issued, fully paid and nonassessable American depository share of Silverline ("SILVERLINE ADS"). As of the Effective Time, each share of SeraNova Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any shares of SeraNova Common Stock shall cease to have any rights with respect thereto other than (i) the right to receive Silverline ADSs to be issued in consideration therefor upon the surrender of such certificate, (ii) any dividends and other distributions in accordance with Section 2.2 and (iii) any cash, without interest, to be paid in lieu of any fractional share of Silverline ADS in accordance with Section 2.3. The SeraNova Preferred Stock shall be dealt with in accordance with its certificate of designation.

            1.6 Adjustment of the Exchange Ratios. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to Silverline ADSs, any change or conversion of Silverline ADSs into other securities or any other dividend or distribution with respect to Silverline ADSs (other than regular dividends) should

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occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

            1.7 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of SeraNova Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall not have voted in favor of the Merger, or consented thereto in writing, and who shall have demanded properly in writing and are entitled to appraisal for such shares in accordance with Section 14A:11-1 of the NJBCA (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5(c). Such stockholders (the "DISSENTERS") shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 14A:11-1, except that all Dissenting Shares held by stockholders who shall have failed to perfect, or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 14A:11-1 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Silverline ADSs specified in Section 1.5(c), without any interest thereon, upon surrender, in the manner provided in Section 2.2 of the Certificate or Certificates that were formerly evidenced by such Dissenting Shares.

            (b) SeraNova shall give Silverline (i) prompt notice of any demands for appraisal received by SeraNova, withdrawals of such demands, and any other instruments served pursuant to Section 14A:11-1 of the NJBCA and received by SeraNova and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 14A:11-1 of the NJBCA . SeraNova shall not, except with the prior written consent of Silverline, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

            1.8 Contribution of Surviving Corporation's Stock. Immediately following the Merger, Silverline will contribute the stock of the Surviving Corporation capital of STI (the "SILVERLINE STOCK CONTRIBUTION"). As a result of the Silverline Stock Contribution, the Surviving Corporation shall become a wholly-owned subsidiary of STI.

                                   ARTICLE II

                              EXCHANGE OF CERTIFICATES

            2.1 Exchange Agent. Prior to the Effective Time, Silverline shall appoint a commercial bank or trust company reasonably satisfactory to SeraNova to act as exchange agent hereunder for the purpose of exchanging Certificates for Silverline ADSs (the "EXCHANGE AGENT").

            2.2 Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books. (a) As of the Effective Time, Silverline shall deposit with the Exchange

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Agent, for the benefit of the holders of shares of SeraNova Common Stock certificates representing such number of Silverline ADSs as may be issuable pursuant to Sections 1.5(c) in exchange for the shares of SeraNova Common Stock assuming an exchange of 100% of SeraNova Common Stock less shares of SeraNova Common Stock held by the Dissenters. Such shares of Silverline ADSs deposited with the Exchange Agent, together with any dividends or distributions with respect thereto pursuant to Sections 2.3 and 2.2(c), are referred to herein as the "EXCHANGE FUND".

            (b) As soon as practicable after the Effective Time, Silverline shall use its reasonable best efforts to cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding SeraNova Common Stock (the "CERTIFICATES"), which shares were converted into the right to receive Silverline ADSs pursuant to
Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Silverline ADSs into which the SeraNova Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time, (B) cash in lieu of any fractional share of Silverline ADSs in accordance with
Section 2.3 and (C) dividends and distributions, if any, that are payable in accordance with Section 2.2(c), and the Certificates so surrendered shall then be canceled. Subject to Section 2.3 and Section 2.2(c), until surrendered as contemplated by this Section 2.2(b), each Certificate as applicable, from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of Silverline ADSs into which such SeraNova Common Stock shall have been converted.

            (c) No dividends or other distributions declared or made after the Effective Time with respect to the Silverline ADSs with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing Silverline ADSs and no cash payment in lieu of a fractional share of Silverline ADS shall be paid to any such holder pursuant to Section 2.3 until such holder shall have surrendered its Certificates pursuant to this Section 2.2. Subject to applicable law, following surrender of any such Certificate such holder shall be paid, in each case, without interest,
(i) the amount of any dividends or other distributions theretofore paid with respect to Silverline ADSs represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date, or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such Silverline ADSs and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

            (d) If any certificate representing Silverline ADSs, or any cash, is to be issued or paid to any Person other than the registered holder of the Certificate surrendered in exchange

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therefor, it shall be a condition to such exchange that such surrendered
Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the issuance of such certificates of Silverline ADSs and the distribution of such cash payment to such Person, or (ii) shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Silverline or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of SeraNova Stock such amounts as Silverline or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Silverline or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of SeraNova Common Stock in respect of which such deduction and withholding was made by Silverline or the Exchange Agent. All amounts in respect of taxes received or withheld by Silverline shall be disposed of by Silverline in accordance with the Code or such state, local or foreign tax law, as applicable.

            (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and subject to such other conditions as the board of directors of the Surviving Corporation may impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate Silverline ADSs as determined under Section 1.5(c) and pay any cash, dividends or other distributions as determined in accordance with Sections 2.3 and 2.2(c) in respect of such Certificate; provided, that, Silverline may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Silverline, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

            (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the SeraNova shall be closed and thereafter there shall be no further registration of transfers of shares of SeraNova Common Stock on the records of the SeraNova. From and after the Effective Time, the holders of shares of SeraNova Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

            2.3 No Fractional Shares. No certificates or scrip representing fractional Silverline ADSs shall be issued upon the surrender for exchange of Certificates as applicable, and such fractional Silverline ADS shall not entitle the record or beneficial owner thereof to vote or to any other rights as a holder of Silverline ADS. In lieu of receiving any such fractional Silverline ADS, the stockholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per ADS closing price on the New York Stock Exchange, Inc. (the "NYSE") of Silverline ADS (as reported on the NYSE Composite Transactions Tape as such tape is reported in the Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time


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shall occur (or, if the Silverline ADS did not trade on the NYSE on such prior date, the last day of trading in Silverline ADS on the NYSE prior to the Effective Time) by (ii) the fraction of the ADS to which such holder would otherwise be entitled. Silverline shall make available to the Exchange Agent the cash necessary for this purpose.

            2.4 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of SeraNova Common Stock, as applicable, for six months after the Effective Time shall be delivered to Silverline, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates in compliance herewith shall thereafter look only to Silverline for payment of their claim of Silverline ADSs, any cash in lieu of fractional Silverline ADS and any dividends or distributions with respect to such Silverline ADSs, and Silverline agrees to promptly pay any such bonafide claims. None of Silverline, the Exchange Agent or the SeraNova shall be liable to any former holder of SeraNova Common Stock for any such Silverline ADSs held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which are delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

            2.5 No Further Ownership Rights in SeraNova Capital Stock. All certificates representing Silverline ADSs delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 2.3 or Section 2.2) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the SeraNova Common Stock previously represented by such Certificate.

            2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either SeraNova or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the SeraNova or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the SeraNova or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the SeraNova or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SERANOVA


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            Except as disclosed in the SeraNova disclosure schedule attached hereto (the "SERANOVA DISCLOSURE SCHEDULE"), SeraNova hereby represents and warrants to Silverline and Acquisition as follows:

            3.1 Corporate Organization. (a) SeraNova is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey. SeraNova has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on SeraNova. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to Silverline or SeraNova, as the case may be, a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its material Subsidiaries or (ii) the ability of such party to consummate the transactions contemplated hereby. As used in this Agreement, the word "SUBSIDIARY" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Silverline or SeraNova, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity, (ii) is a general partner, trustee or other entity or person performing similar functions or (iii) has control (as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT")). True and complete copies of the certificate of incorporation and by-laws of SeraNova, as in effect as of the date of this Agreement, have previously been made available by SeraNova to Silverline.

            (b) Each SeraNova Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on SeraNova and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

            (c) The minute books of SeraNova accurately reflect in all material respects all corporate meetings and actions held or taken since the incorporation of SeraNova by, or of, its stockholders and board of directors (including committees of the board of directors of SeraNova).

            3.2 Capitalization. (a) The authorized capital stock of SeraNova consists of (i) 40,000,000 shares of SeraNova common stock par value $0.01 per share, of which, as of the date of this Agreement 17,460,883 shares were issued and outstanding and 5,000,000 shares were held in treasury ("SERANOVA COMMON STOCK"), and (ii) 800 shares of 6% Series A

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convertible preferred stock, par value $0.01 per share of SeraNova (the
"SERANOVA PREFERRED STOCK" and together with SeraNova Common Stock, "SERANOVA STOCK"), of which, as of the date hereof, 800 shares were designated, issued and outstanding. All of the issued and outstanding shares of SeraNova Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of options issued pursuant to the SeraNova Stock Option Plan and other employee options ("SERANOVA STOCK OPTIONS") and warrants for 310,000 shares of SeraNova Common Stock, SeraNova and its Subsidiaries do not have, and are not bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of SeraNova Stock, or any other securities of SeraNova or its subsidiaries, or any securities representing the right to purchase or otherwise receive any shares of SeraNova Stock or any of its Subsidiaries. As of the date of this Agreement, no shares of SeraNova Stock are reserved for issuance, except for 5,691,752 shares of SeraNova Stock reserved for issuance upon exercise of SeraNova Stock Options. Since July 6, 2000, SeraNova has not issued any shares of its capital stock or any securities convertible into, or exercisable for, any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date and SeraNova Preferred Stock. Assuming compliance by Silverline with the terms of this Agreement, after the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which SeraNova or any of its Subsidiaries, or their respective successors, will be bound calling for the purchase or issuance of any shares of the capital stock of SeraNova. Section 3.2(a) of the SeraNova Disclosure Schedule sets forth a list of the option holders, the date of each option to purchase SeraNova Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the SeraNova Stock Option Plan.

            (b) SeraNova owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the SeraNova Subsidiaries, free and clear of any Liens and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No SeraNova Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock, or any other equity security of such Subsidiary, or any securities representing the right to purchase or otherwise receive any shares of capital stock, or any other equity security, of such Subsidiary.

            3.3 Authority; No Violation. (a) SeraNova has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all necessary corporate action and, except for (i) the approval of this Agreement by the stockholders of SeraNova, and (ii) the filing and recordation of appropriate merger documents as required by the DGCL and NJBCA, no other corporate or other proceedings on the part of SeraNova are

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necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SeraNova and (assuming due authorization, execution and delivery by Silverline and Acquisition) constitutes a valid and binding obligation of SeraNova, enforceable against SeraNova in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement by SeraNova, nor the consummation by SeraNova of the transactions contemplated hereby, nor compliance by SeraNova with any of the terms or provisions hereof, will (i) violate any provision of the SeraNova certificate of incorporation or by-laws or (ii) assuming approvals referred to in Section 3.4 are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SeraNova or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of SeraNova or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SeraNova or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually, or in the aggregate, will not have, or be reasonably likely to have, a Material Adverse Effect on SeraNova.

            3.4 Consents and Approvals. Except (i) in connection or in compliance, with the provisions of Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT"), (ii) for the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices as disclosed in Schedule 3.4 of the SeraNova Disclosure Schedule (the "STATE APPROVALS") and Indian Regulatory Approvals, or (iii) for the filing of Certificates of Merger with the Secretary of State of the state of Delaware and the Department of Treasury of the State of New Jersey pursuant to the DGCL and NJBCA, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "GOVERNMENTAL ENTITY"), or with any third party are necessary in connection with (A) the execution and delivery by SeraNova of this Agreement and (B) the consummation by SeraNova of the Merger and the other transactions contemplated hereby.

            3.5 Financial Statements; Indebtedness; No Undisclosed Liabilities.
(a) Schedule 3.5 of the SeraNova Disclosure Schedule sets forth true, correct and complete copies of the balance sheet of SeraNova as of December 31, 1999 (the "BALANCE SHEET"), the statement of income of SeraNova for the annual period ended December 31, 1999 and financial statements for the quarter ended June 30, 2000 (collectively, the "FINANCIAL STATEMENTS").

            The Financial Statements reflect and present fairly in all material respects, the assets, liabilities, and financial condition of SeraNova as of their indicated dates, and the results of its operations, for the indicated periods and are in compliance with U.S. GAAP.

            (b) The Company does not have any liabilities, debts, claims or obligations of any nature (whether contingent, unasserted or otherwise) which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SeraNova, except (i) to the extent reflected or disclosed in the Financial Statements, (ii) for items disclosed in Schedule 3.5 of the SeraNova Disclosure Schedule, and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice and not in violation of the Agreement. Schedule 3.5 of the SeraNova Disclosure Schedule also sets forth a description of each encumbrance with respect to Indebtedness of SeraNova and SeraNova Preferred Stock. Except as set forth in Schedule 3.5 of the SeraNova Disclosure Schedule, no default exists with respect to, or under, any Indebtedness of SeraNova or any instrument or agreement relating thereto.

            3.6 Absence of Certain Changes or Events. Except as disclosed in
Schedule 3.6 of the SeraNova Disclosure Schedule, since June 30, 2000, (i) SeraNova and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business, and which would reasonably be likely to have a Material Adverse Effect on SeraNova, (ii) SeraNova and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or may have a Material Adverse Effect on SeraNova, (iii) there has been no change in the capital stock of SeraNova and no dividend or distribution of any kind declared, paid or made by SeraNova on any class of its stock, (iv) there has not been (x) any payment or agreement to pay, or award or grant under any Benefit Plan (as defined in Section 3.11(d)) to any executive officer of SeraNova or any of its Subsidiaries any compensation, (y) any granting by SeraNova or any of its Subsidiaries to any such executive officer of any severance or termination agreements or (z) any entry by SeraNova or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer and (v) there has been no other event causing a Material Adverse Effect on SeraNova, nor any development that would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on SeraNova.

            3.7 Permits and Compliance. Each of SeraNova and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for SeraNova or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "SERANOVA PERMITS"), except where the failure to have any of the SeraNova Permits would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on SeraNova and its Subsidiaries, and, as of the date of this Agreement, no suspension or cancellation of any of the SeraNova Permits is pending or, to the Knowledge of SeraNova, threatened, except where the suspension or cancellation of any of the SeraNova Permits, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on SeraNova. Neither SeraNova nor any of its Subsidiaries is in violation of (i) its charter, by-laws or other organizational documents, or (ii) any order, decree or judgment of any Governmental Entity having jurisdiction over SeraNova or any of its Subsidiaries, except, in the case of clauses (i) and (ii), for any violations that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on SeraNova. Except as disclosed in Schedule 3.7 of the SeraNova Disclosure Schedule, and except for contracts or agreements entered into prior to July 6, 2000, there is no contract or agreement that is material to the business, properties, results of operations or condition (financial or otherwise) of SeraNova and its Subsidiaries, taken as a whole. Except as set forth in Schedule 3.7 of the SeraNova Disclosure Schedule, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by SeraNova of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which SeraNova or any of its Subsidiaries is a party, or by which SeraNova or any such Subsidiary is bound, or to which any of the properties, assets or operations of SeraNova or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on SeraNova. "KNOWLEDGE OF SERANOVA" means and includes the actual knowledge, after reasonable investigation, of each of the executive officers of SeraNova.

            3.8 Tax Matters. (a) Except as otherwise set forth in Schedule 3.8 of the SeraNova Disclosure Schedule, (i) SeraNova and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns required to have been filed, or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file, or any failure to be correct and complete, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on SeraNova; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid, or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested, (iii) SeraNova and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes owing to any employee, independent contractor, creditor, stockholder or other third party, except to the extent that any failure to comply with such rules and regulations, individually and in the aggregate, would not reasonably be likely to have a Material Adverse Effect on SeraNova; (iv) neither SeraNova nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service (the "IRS"), or the appropriate state taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending, and there is no action, suit, investigation, audit, claim or assessment pending or proposed or, to Knowledge of SeraNova, threatened with respect to Taxes of SeraNova or any of its Subsidiaries, and no basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested; (viii) all tax indemnity arrangements relating to SeraNova or any of its Subsidiaries, (other than pursuant to this Agreement) and any agreement or arrangement with any other Person regarding the filing of Tax Returns or relating to the sharing of tax benefits or liabilities with such Persons will terminate prior to the Closing Date, and neither SeraNova nor any of its Subsidiaries will have any liability thereunder on or after the Closing Date; (ix) there are no Liens for any Taxes upon the assets of SeraNova except Liens relating to current Taxes not yet due; (x) all Taxes which SeraNova is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of SeraNova; (xi) neither SeraNova nor any of its Subsidiaries has been a member of any Company Group or has any liability for the Taxes of any Person (other than SeraNova and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise; (xii) neither SeraNova nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code (or any similar provision of state, local or foreign law); (xiii) neither SeraNova nor any of its Subsidiaries is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xiv) SeraNova and each of its Subsidiaries has disclosed on its federal income Tax all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

            (b) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder.

            (c) For purposes of this Agreement, "COMPANY GROUP" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code, without regard to the limitations contained in Section 1504(b) of the Code), that at any time on or before the Closing Date, includes or has included SeraNova or any of its Subsidiaries or any predecessor of or successor to SeraNova or any of its Subsidiaries (or another such predecessor or successor), that, at any time on or before the Closing Date, files or have filed Tax Returns on a combined, consolidated or unitary basis with SeraNova or any of its Subsidiaries or any predecessor of or successor to SeraNova or any of its Subsidiaries (or another such predecessor or successor).

            3.9 Actions and Proceedings. Except as set forth in Schedule 3.9 of the SeraNova Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving SeraNova or any of its Subsidiaries, or to the Knowledge of SeraNova against or involving any of the directors, officers or employees of SeraNova, or any of its Subsidiaries, in their capacities as directors, officers or employees of SeraNova or any Subsidiary, any of its or their properties, assets or business or any SeraNova Plan that, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect on SeraNova. As of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations, hearings, including appeals and applications for review pending or, to the Knowledge of SeraNova, threatened against, or involving SeraNova, any of its Subsidiaries or to the Knowledge of SeraNova any of its or their directors, officers or employees as directors, officers or employees, or any of its or their properties, assets or business or any Benefit Plan before any court, tribunal, arbitrator, other judicial or quasi-judicial body or Government Entity that, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect on SeraNova or its Subsidiaries. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of SeraNova, threatened against or affecting SeraNova or any of its Subsidiaries, or to the Knowledge of SeraNova any of its or their officers, directors or employees, in their capacity as directors, officers or employees, or any of its or their properties, assets or business relating to the transactions contemplated by this Agreement. SeraNova is not in default under, nor has it failed to comply with any judgment, order, consent, agreement or decree of any court, tribunal, arbitrator, other judicial or quasi-judicial body or Governmental Entity applicable to it where such default or non-compliance would reasonably be likely to have a Material Adverse Effect.

            3.10 Certain Agreements. Except as set forth in Schedule 3.10 of the SeraNova Disclosure Schedule, neither SeraNova nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in
Schedule 3.10 of the SeraNova Disclosure Schedule, no holder of any option to purchase shares of SeraNova Stock, or shares of SeraNova Stock granted in connection with the performance of services for SeraNova or its Subsidiaries, is or will be entitled to receive cash from SeraNova or any Subsidiary in lieu of, or in exchange for, such option or shares as a result of the transactions contemplated by this Agreement.

            3.11 Benefit Plans. (a) Schedule 3.11 of the SeraNova Disclosure Schedule sets forth a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements, other employee fringe benefit plans and employee benefit plans (all the foregoing being herein called "BENEFIT PLANS") maintained, or contributed to, by SeraNova and its material Subsidiaries for the benefit of any employees of SeraNova and its material Subsidiaries. SeraNova shall deliver to Silverline within ten (10) days hereof true, complete and correct copies of each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), the most recent Summary Plan description for each Benefit Plan for which a Summary Plan description is required, the most recent determination letter, if any, in the case of all Pension Plans intended to qualify under Section 401 of the Code and each trust agreement and group annuity contract relating to any Benefit Plan.

            (b) Each Benefit Plan has been administered in all material respects in accordance with its terms and the applicable provisions of ERISA and the Code. SeraNova has received no notice of any investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against, or involving, any Benefit Plan, or asserting any rights or claims to benefits under any Benefit Plan that could reasonably give rise to any material liability, and, to the Knowledge of SeraNova, there are no facts that could reasonably give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

            (c) All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans have been timely made. Except as set forth in Schedule 3.11 of the SeraNova Disclosure Schedule all obligations and liabilities under the Benefit Plans that have accrued but are not yet due are adequately reflected or reserved for in SeraNova Financial Statements except those incurred in the ordinary course of business.

            (d) No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that could subject SeraNova or any of its employees, or, to the Knowledge of SeraNova, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan, to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA.

            (e) SeraNova has not contributed, does not contribute, has not been required to contribute and has not committed to contribute at any time in the future to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). SeraNova does not maintain or contribute to a Pension Plan which is subject to
Section 302 of ERISA or Section 412 of the Code.

            (f) SeraNova has not taken any action, nor to the Knowledge of SeraNova has any event occurred, which has resulted in, or will likely result in, any liability to SeraNova under Title IV of ERISA, including any withdrawal liability with respect to any multiemployer plan.

            (g) Each Pension Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or a timely and proper application letter for such a determination letter is now pending or will be filed on a timely and proper manner, as to all of which applications, to the Knowledge of SeraNova, there exist no reason that a favorable determination letter will not be received, and to the Knowledge of SeraNova nothing has occurred and no condition exists that could cause the loss of such qualification.

            (h) Neither SeraNova nor any Subsidiary have any current, contingent or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for retired, former, or current employees, except as required to avoid excise tax under Section 4980B of the Code.

            (i) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be ) a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder) with respect to SeraNova or any Subsidiary of SeraNova, without regard to whether such payment or acceleration is reasonable compensation for personal services performed, or to be performed, in the future.

            (j) SeraNova and its material Subsidiaries properly maintain all Benefit Plans required to be maintained by them under any law, including the laws of India, except where such failure is not likely to cause a Material Adverse Effect.

            3.12 Absence of Changes or Events. Since June 30, 2000, SeraNova has conducted its business in the ordinary course consistent with past practice, and there has not been any change, event or development to the Knowledge of SeraNova, or any discovery of any pre-existing facts, that has resulted or is reasonably likely to result in a Material Adverse Effect. Without limiting the generality of the foregoing sentence, except as set forth in Schedule 3.12 of the SeraNova Disclosure Schedule and as otherwise contemplated by this Agreement, SeraNova has not:

            (i) transferred, assigned, sold or otherwise disposed of any of the assets reflected on the Balance Sheet, or canceled any debts or claims, except in the ordinary course of business consistent with past practice;

            (ii) incurred any material obligation or liability (absolute, accrued, contingent or otherwise) except obligations with respect of SeraNova Preferred Stock and those incurred in the ordinary course of business;

            (iii) discharged or satisfied any Liens, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (x) liabilities shown or reflected on the Balance Sheet or (y) liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

            (iv) to the Knowledge of SeraNova experienced any change, or received any threat of any change, in SeraNova's relations with, or any loss or threat of loss of, any significant suppliers, clients, partners or employees of SeraNova;

            (v) disposed of or failed to keep in effect any rights in, to or for the use of any material license or intellectual property;

            (vi) incurred any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;

            (vii) suffered any operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary course of business where such loss, rights, commitment or transaction has or would have a Material Adverse Effect;

            (viii) made any general wage or salary increases in respect of personnel which it employs, or paid any bonuses to personnel outside the ordinary course of business consistent with past practice;

            (ix) mortgaged, pledged, subjected to lien, granted a security interest in, or otherwise encumbered itself, or any material portion of its assets or property, whether tangible or intangible;

            (x) made any single capital expenditure in excess of $100,000;

            (xi) authorized or agreed or otherwise become committed to do any of the foregoing; or

            (xii) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income).

            3.13 Compliance with Applicable Laws. To the Knowledge of SeraNova,
(a) SeraNova is in compliance in all material respects with all applicable laws except where the failure to comply would not have a Material Adverse Effect and
(b) no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of SeraNova, threatened with respect to any alleged violation by SeraNova, in respect of SeraNova, of any law.

            3.14 Inspections and Investigations. To the Knowledge of SeraNova and except as provided on Schedule 3.14 of the SeraNova Disclosure Schedule, neither SeraNova nor any individual affiliated with SeraNova has, during the past three years, been the subject of any inspection, investigation, survey, audit or monitoring by any Governmental Entity, trade association, professional review organization, accrediting organization or certifying agency, nor has SeraNova received from any such entity any notice of deficiency in connection with the operation of the SeraNova which would have a Material Adverse Effect on SeraNova. Attached as part of Schedule 3.14 of the SeraNova Disclosure Schedule are copies of all material reports, correspondence, notice and other documents relating to any such inspection, investigation, survey, audit, monitoring or other form of review to which any of the foregoing has been subject.

            3.15 Intellectual Property. (a) Except as set forth in Schedule 3.15 of the SeraNova Disclosure Schedule, SeraNova and its Subsidiaries own or license such trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorization as are necessary to conduct their businesses substantially as now conducted. To the Knowledge of SeraNova no claim of infringement by it or its Subsidiaries of any trademark, trade name, patent, copyright, licenses, trade secret or other similar rights of others, and there is no claim being made against SeraNova or its Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement has been made or asserted with respect to its and its Subsidiaries business, and SeraNova and its Subsidiaries have no notice of, or knowledge of any basis for, any claim that the operations, activities, products, software, equipment, machinery or processes of its business and its Subsidiaries (including without limitation any duplication, distribution, use or other exploitation of the Technology Assets), infringe any intellectual property rights of any third party, in any such case which could reasonably be expected to cause a Material Adverse Change.

            (b) Schedule 3.15(b) of the SeraNova Disclosure Schedule contains a list of all Intellectual Property Rights that are registered (or otherwise recorded with the federal government), licensed, sub-licensed or for which applications are pending (including all assumed or fictitious names under which SeraNova and its Subsidiaries are conducting their business or have conducted their business) owned by, licensed to or used by SeraNova and its Subsidiaries in connection with the conduct of their business, specifying for each Intellectual Property Right (as hereinafter defined) whether it is owned or licensed and, if licensed, identifying the licensor and if it is subject to registration, the registration date and number or the status of the registration application.

            (c) Schedule 3.15(c) of the SeraNova Disclosure Schedule contains a list (showing in each case the parties thereto and the dates thereof) of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to the Technology Assets. Except to the extent not having (or not reasonably likely to have) a Material Adverse Effect on SeraNova or its Subsidiaries, SeraNova has not breached any agreements, contracts, licenses, sublicenses, assignments and indemnities relating to the Technology Assets, and is current with respect to any and all payment obligations thereunder.

            (d) That (i) all registrations of the Intellectual Property Rights (as hereinafter defined) identified in Schedule 3.15(b) of the SeraNova Disclosure Schedule as being owned by SeraNova and its Subsidiaries are valid and in force, and all applications to register any unregistered Intellectual Property Rights so identified are pending and in good standing, all to the Knowledge of SeraNova, without challenge of any kind; (ii) the Intellectual Property Rights are valid and enforceable; and (iii) SeraNova has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property Rights owned by SeraNova, and to the Knowledge of SeraNova, there is no basis for any such action. Except as disclosed in Schedule 3.15(d) of the SeraNova Disclosure Schedule, SeraNova has provided Silverline with correct and complete copies of all registrations of, or applications to, register any copyright or trademark included within the Intellectual Property Rights owned by SeraNova and all patents and applications for patents included within the Intellectual Property Rights owned by SeraNova and its Subsidiaries (together with any subsequent correspondence or filings relating to the foregoing).

            (e) Except as set forth in Schedule 3.15(e) of the SeraNova Disclosure Schedule, to the Knowledge of SeraNova, no infringement of any third party patent or trademark, has occurred or results in any way from the operations of it and its Subsidiaries business. Except as set forth in Schedule 3.15(e) of the SeraNova Disclosure Schedule, to the Knowledge of SeraNova, no infringement of any third party copyright, trade secret, or other intellectual property right (other than patent or trademark) has occurred or results in any way from the operations of SeraNova and its Subsidiaries business. To the Knowledge of SeraNova, no claim of infringement has been made or asserted with respect to its and its Subsidiaries business, and SeraNova and its Subsidiaries have no notice of, or knowledge of any basis for, any claim that the operations, activities, products, software, equipment, machinery or processes of its business and its Subsidiaries (including without limitation any duplication, distribution, use or other exploitation of the Technology Assets), infringe any intellectual property rights of any third party.

            (f) Except as disclosed in Schedule 3.15(f) of the SeraNova Disclosure Schedule: (i) the Technology Assets are not subject to any transfer, assignment, site, equipment, or other limitations; (ii) SeraNova has maintained and protected the Technology Assets (including, all source code, system code, system specifications and company's website), with customary proprietary notices, confidentiality and non-disclosure agreements and such other measures as are customary to protect the proprietary, trade secret or confidential information contained therein; (iii) the copyrights with respect to the significant releases of separate versions of Software have been effectively registered under U.S. copyright law and no such copyright has been forfeited to the public domain; (iv) SeraNova has copies of all significant releases or separate versions of the Software so that the same may be subject to registration in the United States Copyright Office; (v) SeraNova has complete and exclusive right, title and interest in and to the Technology Assets; (vi) the Software includes the client site documentation, source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a computer programmer trained in the Software could develop, maintain, support, compile, build and use all releases or separate versions of the same; (vii) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software and Software Material by any third party except in the ordinary course of business; (viii) the Software and Software Material complies with all applicable requirements of laws relating to the export or re-export of the same; (ix) the Software and Software Material may be exported or re-exported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department, and (x) to the Knowledge of SeraNova, no third party (including customers and partners) is infringing or misappropriating, or has infringed or misappropriated, any of the Intellectual Property Rights.

            (g) To the Knowledge of SeraNova, except as set forth in Schedule 3.15(g) of the SeraNova Disclosure Schedule no present or former employee, consultant or contractor of

SeraNova is in violation of, or has violated, any term of any employment contract, consulting contract, patent disclosure agreement, or any other contract or agreement relating to the relationship of such employee, consultant or contractor with SeraNova in any way that could reasonably be expected to cause a Material Adverse Effect on SeraNova or its Subsidiaries. Except as set forth in Schedule 3.15(g) of the SeraNova Disclosure Schedule, each present or former employee, consultant or contractor of SeraNova, who has or had access to Confidential Information, or who is or was involved in the creation, development, maintenance or enhancement of any Technology Assets, has executed
(i) an employee non-disclosure agreement, containing a "work made for hire" provision or (ii) an agreement including an effective assignment in favor of SeraNova (or its predecessor in interest, as applicable) of all right, title and interest in the Technology Assets and a confidentiality or non-disclosure provision, prohibiting any unauthorized use or disclosure of Confidential Information.

            (h) The Software and all technology relating to the operation of the business of SeraNova are Year 2000 Compliant and to the Knowledge of SeraNova, no further expenses, outlays or costs will be incurred by SeraNova in connection with it becoming Year 2000 Compliant, including any costs relating to audits or filings, and SeraNova is not subject to any claim from any Year 2000 issues.

            For the purposes of this Agreement:

            "CONFIDENTIAL INFORMATION" means any information or material that is not generally known by personnel outside of SeraNova and that relates to the Technology Assets, the operations of SeraNova and its Subsidiaries, or the development, marketing or use of any of the foregoing, including, without limitation, discoveries, ideas, inventions, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, "know-how," marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, financial information and employee information.

            "INTELLECTUAL PROPERTY RIGHTS" means all copyrights, patents, applications for patent, copyright registrations, applications for copyright registration, trade secret rights, trademarks, service marks, trademark or service mark registrations, applications for trademark or service mark registration, and other intellectual property rights relating primarily to the Software or Software Material, any invention or original work of authorship relating thereto, or embodied therein, any trademark, trade name, service mark, logo or other designation used with respect thereto, and any part, or any, of the foregoing.

            "LICENSES" means all the licenses under which SeraNova is the licensee of any Intellectual Property Rights, including those set forth in
Schedule 3.15(g) of the SeraNova Disclosure Schedule.

            "SOFTWARE" means the software set forth in Schedule 3.15(g) of the SeraNova Disclosure Schedule, all prior versions of such software (including, without limitation, anything from which such software product is derived), and all derivative works (as that term is defined in the Copyright Act of 1976) based on, or modified versions of, any of the foregoing acquired, created or developed by, or for SeraNova or any of its Subsidiaries, or any affiliate thereof (including, without limitation, any patches or other software intended to repair, or otherwise operate in conjunction with, any of the foregoing).

            "SOFTWARE MATERIAL" means any and all materials of SeraNova relating to the Software, including, but not limited to, any material that includes Confidential Information, specifications, technical documentation, user documentation, advertising and promotional material, customer lists, support logs, build environment and build specifications, and bug lists.

            "YEAR 2000 COMPLIANT" means currently capable of (i) accurately processing, during and after the year 2000, all date related data and dates before, on and after January 1, 2000, including, but not limited to, accurately inputting, storing, manipulating, comparing, calculating, updating, recording, displaying, outputting, transferring and sequencing such dates and data; (ii) accurately interfacing with other software and hardware that uses standard date format (4 digits) for representation of the year; (iii) correctly processing calendar dates for leap years, as defined by the Gregorian calendar (including year 2000, which is a leap year); (iv) not incurring any adverse performance degradation due to changes added to support year 2000 compliance; (v) providing capability for users to readily identify and use the century in any date fields without special processing; and (vi) accommodating date data century recognition (4 digit year) in all date-related data fields and in all date-related functions.

            "TECHNOLOGY ASSETS" means the technology assets set forth in
Schedule 3.15(g) of the SeraNova Disclosure Schedule.

            3.16 Full Disclosure. To the Knowledge of SeraNova, no representation or warranty, or any information with respect to SeraNova and its Subsidiaries, contained in this Agreement, and no schedule, document, certificate or other paper furnished by, or on behalf of SeraNova, to Silverline or its agents, contains an untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not misleading. To the Knowledge of SeraNova there is no fact that SeraNova has not disclosed to Silverline in writing that has a, or is reasonably likely to have a Material Adverse Affect.

            3.17 Reports and Financial Statements. SeraNova has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") (collectively, including all exhibits thereto, the "SERANOVA SEC REPORTS"). No Significant Subsidiary of SeraNova is required to file any form, report or other document with the SEC. None of the SeraNova SEC Report, when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SeraNova SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of SeraNova and its Subsidiaries as of the respective dates or for the respective period, set forth therein, all in conformity with U.S. GAAP, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of SeraNova SEC Reports, as of their respective dates (and as of the date of any amendment to the respective SeraNova SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            3.18 Information Supplied. (i) None of the information supplied or to be supplied by SeraNova for inclusion or incorporation by reference in (A) the Form F-4 to be filed with the SEC by Silverline in connection with the issuance of the Silverline ADSs in the Merger will, at the time the Form F-4 becomes effective under the Securities Act, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus included in the Form F-4 related to the SeraNova Stockholders Meeting and the Silverline Shareholders Meeting and the Silverline ADSs to be issued in the Merger will, on the date it is first mailed to SeraNova stockholders or Silverline Shareholders or at the time of the SeraNova Stockholders Meeting or Silverline Shareholders Meeting, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

            (ii) Notwithstanding the foregoing provisions of this Section 3.18, no representation or warranty is made by SeraNova with, respect to statements made or incorporated by reference in the Form F-4 or the Joint Proxy Statement/Prospectus based on information supplied by Silverline or its Affiliates for inclusion or incorporation by reference therein.

            3.19 State Takeover Statutes; Approvals. The board of directors of SeraNova (including the disinterested directors thereof), has approved and recommended the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval of the board of directors of SeraNova constitutes approval of the Merger and the other transactions contemplated by this Agreement by the board of directors of SeraNova to the extent applicable under all relevant statutory provisions and charter documents of SeraNova. No other New Jersey state takeover statute is applicable to SeraNova in connection with this Agreement, the Merger or the other transactions contemplated hereby. Other than those that have been made prior to the date hereof, no approval or determination of the board of directors of SeraNova or any committee thereof is required with respect to any class or series of SeraNova Stock or under SeraNova's articles of incorporation, bylaws or governance policies to approve this Agreement or any of the transactions, contemplated hereby.

            3.20 Representations Not Waived. Notwithstanding any other provision of this Agreement, the representations and warranties of SeraNova contained herein shall not be affected or deemed waived by reason of any investigation made by, or on behalf of, Silverline and/or its representatives, or by reason of the fact that Silverline and/or such representatives knew, or should have known, that any such representation or warranty is, or might be, inaccurate in any respect.

            3.21 Compliance with Worker Safety and Environmental Laws. (a) Except as set forth in Section 3.21 of the SeraNova Disclosure Schedule, the properties, assets and operations of SeraNova and its Subsidiaries are in compliance with all applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public and worker health and safety (collectively, the "WORKER SAFETY LAWS") and the protection, regulation and clean-up of the indoor and outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum, radon and polychlorinated biphenyls (collectively, the "ENVIRONMENTAL LAWS"), except for any violations that, individually or in the aggregate, have not had, and would not reasonably be likely to have, a Material Adverse Effect on SeraNova. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of SeraNova or any of its Subsidiaries that may interfere with, or prevent compliance or continued compliance with, applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention that, individually or in the aggregate, has not had, and would not reasonably be likely to have, a Material Adverse Effect on SeraNova and its Subsidiaries.

            (b) SeraNova and its Subsidiaries have not caused or permitted any property, asset, operation, including any previously owned property, asset or operation, to use, generate, manufacture, refine, transport, treat, store, handle, dispose, transfer or process hazardous or toxic materials, substances, wastes, pollutants or contaminants, except in material compliance with all Environmental Laws and Worker Safety Laws, other than any such activity that, individually or in the aggregate, has not had, and would not reasonably be likely to have, a Material Adverse Effect on SeraNova. SeraNova and its Subsidiaries have not reported to any Governmental Entity any material violation of an Environmental Law or any release, discharge or emission of any hazardous or toxic materials, substances, wastes, pollutants or contaminants, other than any such violation, release, discharge or emission that, individually or in the aggregate, has not had, and would not reasonably be likely to have, a Material Adverse Effect on SeraNova. To SeraNova Knowledge there is no pending, threatened or anticipated claims or liabilities under CERCLA, 42 U.S.C. Section 9601 et seq., RCRA, 42 U.S.C. Section 6901 et seq., or equivalent state law provisions and no current or former property, asset or operation is identified or currently proposed for the National Priorities List at 40 CFR Section 300, Appendix B, or the CERCLIS or equivalent state lists or hazardous substances release sites.

            3.22 Insurance. A true and accurate list of the insurance policies currently maintained with respect to SeraNova is set forth in Schedule 3.22 of the SeraNova Disclosure Schedule. Such policies are sufficient for compliance with all agreements to which SeraNova is a party. All such policies are in full force and effect, and except to the extent not having a Material Adverse Effect on SeraNova or its Subsidiaries SeraNova is not in default, whether as to the payment of premium or otherwise, under any such policy, and no cancellation or non-renewal will result under any such policies as a result of the Closing, or the other transactions contemplated by this Agreement. SeraNova has never been subject to liability as a self-insurer. Within the immediately preceding five (5) years, SeraNova has not been denied insurance, nor has any prospective or actual carrier or underwriting board recommended or required material expenditures by SeraNova in order to obtain insurance. To the Knowledge of SeraNova, no insurance company providing insurance under such policies is insolvent. No notices of cancellation or indication of an intention not to renew any insurance policy has been received by SeraNova. Schedule 3.22 of the SeraNova Disclosure Schedule sets forth a true and complete description of (x) all current and open or known claims under such policies and (y) all written claims made against SeraNova and its Subsidiaries during the past three years or known events which are reasonably likely to give rise to a claim against SeraNova or its Subsidiaries which are reasonably likely to have a Material Adverse Effect on SeraNova or its Subsidiaries, whether or not covered by insurance.

            3.23 Contract. Except as described in Schedule 3.23 of the SeraNova Disclosure Schedule, neither SeraNova or its Subsidiaries, or the property or assets of SeraNova or its Subsidiaries, is as of the date of this Agreement a party to, or bound by:

            (i) any material (A) collective bargaining agreement or other contract with any labor union, (B) plan, program, practice, arrangement or agreement that provides for the (1) payment of severance, termination or similar type of compensation or benefits upon the termination, retirement or resignation of any employee or (2) medical, life insurance, pension or other benefits for employees or their affiliates upon retirement or termination of employment;

            (ii) any material covenant not to compete or other agreement, contract or commitment limiting or restraining SeraNova or its subsidiaries from engaging or competing in any products or lines of business with any Person;

            (iii) any material agreement, contract or commitment with any Affiliate, officer, director or employee of SeraNova or its affiliates or its subsidiaries (other than employment agreements arising by operation of law with SeraNova' directors, officers and employees);

            (iv) any material lease or similar agreement under which SeraNova is a sublessor of, or makes available for use by any third party, any real property leased by SeraNova or its subsidiaries or any portion of premises otherwise occupied by SeraNova;

            (v) any material lease or similar agreement under which SeraNova or any of its subsidiaries is the lessee or lessor of, or holds or uses, any machinery, furniture, personalty, equipment, or other tangible personal property, contract, order or commitment for the future purchase or sale of materials, supplies, services, products or equipment

      (other than purchase contracts and orders in the ordinary course of business consistent with past practice and with an aggregate future liability not in excess of $100,000) or management, service, consulting or other similar type of contract;

            (vi) any material agreement, contract or instrument pursuant to, or under, which SeraNova or any of its subsidiaries has borrowed or loaned any money, including any note, bond, indenture or other evidence of indebtedness, or directly or indirectly guaranteed (including, through take-or-pay, keep-well or similar agreements or security agreements pledging assets as security for obligations of a third party) indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business);

            (vii) any material agreement, contract or commitment under which any other Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of SeraNova or any of its subsidiaries (other than endorsements for the purpose of collection in the ordinary course of business);

            (viii) any material mortgage, pledge, security agreement, deed of trust or other document granting a Lien (including liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

            (ix) any material agreement, contract or commitment (A) providing for the payment by SeraNova or any of its subsidiaries of any bonus or commission based on revenues, earnings, return on net assets or any other measure of performance of SeraNova or any of its subsidiaries or (B) providing for any bonus or other payment by SeraNova or any of its subsidiaries based on the sale of any portion of SeraNova or any of its subsidiaries or their assets;

            (x) any material other agreement, contract, lease, license, commitment or instrument to which SeraNova or any of its subsidiaries is a party, or by, or to which it, or any of its properties or assets is bound, or subject, which has an aggregate future liability in excess of $10,000;

            (xi)   any material partnership or joint venture agreements;

            (xii) any material agreement, contract, commitment or other option relating to the sale or purchase of assets in excess of $10,000;

            (xiii) any material agreement, contract, commitment or other option relating to the purchase by SeraNova or any of its subsidiaries of any equity or debt interest in, or asset (other than purchases of assets in the ordinary course of business consistent with past practice) of any Person;

            (xiv) any material other agreement, contract, lease, license, commitment or instrument material to the business of SeraNova or any of its subsidiaries, or any agreement, contract, lease, license, commitment or instrument not made in the ordinary course of business (other than such agreements, contracts or commitments not made in the ordinary course of business which individually, or in the aggregate, do not represent aggregate future liabilities in excess of $10,000);

            (xv)  any material marketing agreements; or

            (xvi) any material agreements providing for poison pills, parachute payments or agreements containing similar provisions.

            To the Knowledge of SeraNova, each agreement, contract, lease, license, commitment or instrument to which SeraNova or any of its subsidiaries is a party, or by which it, or the property or assets of SeraNova is bound (collectively, the "CONTRACTS") is valid, binding and in full force and effect. SeraNova or any of its subsidiaries have performed all material obligations required to be performed by it to date under the Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Knowledge of SeraNova, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or in default in any material respect thereunder.

            3.24  Deleted.

            3.25 Reorganization. SeraNova has not taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            3.26 Compliance with Securities Laws. SeraNova has at all times complied in all material respects with the requirements of the Securities Act.

            3.27 Vote Required. The affirmative vote of the holders of shares representing a majority of the total voting power of SeraNova Common Stock entitled to vote at the SeraNova Stockholders Meeting to adopt this Agreement voting together as a single class (the "REQUIRED SERANOVA VOTE") is the only vote or approval of the holders of any class or series of capital stock of SeraNova necessary to adopt this Agreement and to approve the transactions contemplated hereby.

            3.28 Opinion of Financial Advisor. SeraNova has received the opinion of Punk, Ziegel & Company, dated the date of this Agreement, to the effect that, as of the date hereof, the Exchange Ratio was fair to the holders of SeraNova Common Stock from a financial point of view.

            3.29 Absence of Changes in SeraNova's Benefit Plans. Except as expressly permitted by this Agreement, since the date of the most recent audited financial statements included in the SeraNova Filed SEC Reports, there has not been any adoption or amendment in any material respect by SeraNova or any of its Subsidiaries of any of SeraNova's Benefit Plans, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any SeraNova Pension Plans, or any material change in the manner in which contributions to any SeraNova Pension Plans are made or the basis on which such contributions are determined other than a change required under the terms or such plans as in effect on the date hereof or as required by applicable law.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF SILVERLINE AND ACQUISITION

            Each of Silverline and Acquisition represent and warrant to SeraNova as follows:

            4.1 Organization. Each of Silverline and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of India and the State of Delaware respectively and has all requisite corporate power and authority and all necessary governmental approvals to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

            4.2 Capital Structure. The authorized capital stock of Silverline as of the date of this Agreement consists of 85,000,000 shares of common stock, par value Indian rupees ("RS.") 10 per share (the "Silverline Stock") of which 73,200,000 shares have been issued and are outstanding and 5,000,000 shares have been reserved for issuance pursuant to Silverline's outstanding stock options and warrants. All the outstanding shares of Silverline Stock have been duly and validly authorized and issued and are fully paid and nonassessable. None of the outstanding shares of Silverline Stock has been issued in violation of the preemptive rights of any stockholder of Silverline. The shares of outstanding Silverline Stock were issued in compliance in all material respects with all laws. The Silverline ADSs to be issued pursuant to the Merger will be duly and validly authorized and issued, will be fully paid and non-assessable and will not be issued in violation of the preemptive rights of any stockholder of Silverline, or in violation of any laws. Each of Acquisition and STI are wholly-owned Subsidiaries of Silverline.

            4.3 Authority. (a) Each of Silverline and Acquisition has full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby. The board of directors of Silverline and Acquisition have declared the Merger advisable and approved this Agreement and resolved to recommend the approval of the Merger and adoption of this Agreement and the consummation of the transactions contemplated hereby to the sole stockholder of Acquisition. The execution, delivery and performance of this Agreement by each of Silverline and Acquisition has been duly authorized and approved (i) in the case of Acquisition, by its board of directors and sole stockholder and (ii) in the case of Silverline, by all necessary corporate action and, except for (A) Indian Regulatory Approvals, (B) the approval of this Agreement by the stockholders of Silverline, (C) the adoption of this Agreement by the stockholder of Acquisition and (D) the filing of appropriate merger documents as required by the DGCL and New Jersey law, no other corporate proceedings, other than actions previously taken on the part of either Silverline or Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby.

            (b) The execution, delivery and performance by each of Silverline and Acquisition of this Agreement and the consummation of the Merger do not, and will not, (i) violate or conflict with any provision of the charter documents of either Silverline or Acquisition, (ii) violate any law, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Silverline and Acquisition taken as a whole, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, indenture, lien, mortgage, lease, permit, guaranty or other agreement, instrument or obligation, oral or written, to which Silverline or Acquisition is a party, or by which any of the properties of Silverline or Acquisition may be bound, except for violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Silverline, its Subsidiaries and Acquisition taken as a whole.

            (c) The execution and delivery of this Agreement by each of Silverline and Acquisition does not, and the performance by each of Silverline and Acquisition of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, or any other Person except for (i) the filing and recordation of appropriate merger documents as required by the DGCL and NJBCA; (ii) any such consent, approval, authorization, permission, notice or filing which is required under the Securities Act, Exchange Act, applicable state securities laws, the HSR Act and laws of India; and (iii) any such consent, approval, authorization, permission, notice or filing which if not obtained or made could not reasonably be expected to have a Material Adverse Effect on Silverline, and Acquisition taken as a whole.

            4.4 Litigation. (a) Neither Silverline nor Acquisition is a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement, or to perform its obligations hereunder, or which could reasonably be expected to have a Material Adverse Effect on Silverline, and Acquisition taken as a whole.

            (b) There is no judgment, order, writ, injunction or decree of any court, arbitration tribunal or other governmental or regulatory authority, domestic or foreign, to which Silverline or Acquisition is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this Agreement, or to perform its obligations hereunder, or which could reasonably be expected to have a Material Adverse Effect on Silverline, and Acquisition taken as a whole.

            4.5 Silverline Financial Statements; Indebtedness. (a) A true, correct and complete copies of the balance sheet of Silverline as of March 31, 2000 (the "SILVERLINE BALANCE

SHEET"), and the statement of income of Silverline for the annual period ended March 31, 2000 and unaudited quarterly financials dated June 30, 2000 (collectively, the "SILVERLINE FINANCIAL STATEMENTS") has been duly delivered to SeraNova. The Silverline Financial Statements reflect and present fairly the assets, liabilities, transactions and financial condition of Silverline as of their indicated dates, and the results of its operations, for the indicated periods. Silverline has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, including all exhibits thereto, the "SILVERLINE SEC REPORTS"). No Subsidiary of SeraNova is required to file any form, report or other document with the SEC. No Silverline SEC Report when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SeraNova SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Silverline and its Subsidiaries as of the date or for the period indicated, all in conformity with GAAP, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of Silverline reports, as of their respective dates (and as of the date of any amendment to the respective Silverline SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            (b) Except for liabilities (i) reflected in such Financial Statements or in the notes thereto, (ii) set forth in Schedule 4.5(b) hereof,
(iii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements, or (iv) incurred in connection with this Agreement or the transactions contemplated hereby, neither Silverline nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Silverline and its Subsidiaries taken as a whole.

            4.6 Information Supplied. (i) None of the information supplied or to be supplied by Silverline for inclusion or incorporation by reference in (A) the Form F-4 will, at the time the Form F-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to SeraNova stockholders or Silverline shareholders or at the time of the SeraNova Stockholders Meeting or the Silverline Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form F-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

            (ii) Notwithstanding the foregoing provisions of this Section 4.6, no representation or warranty is made by Silverline with respect to statements made or incorporated by reference in the Form F-4 or the Joint Proxy Statement/Prospectus based on information supplied by SeraNova or its Affiliates for inclusion or incorporation by reference therein.

            4.7 Operations and Obligations. Except as described in Schedule 4.7 hereof, since the date of the Silverline Financial Statements, (i) except as a result of the transactions contemplated by this Agreement, there has not been any development that has had or could reasonably be expected to have a Material Adverse Effect on Silverline and its Subsidiaries taken as a whole; (ii) there has not been any material change by Silverline in its accounting methods, principles or practices, except as required by changes in Indian or U.S. GAAP, or any other change provided such other change could not reasonably be expected to have a Material Adverse Effect on Silverline and its Subsidiaries taken as a whole; or (iii) except as a result of the transactions contemplated by this Agreement, there has not been any material revaluation by Silverline of any of its assets including, without limitation, writing down the value of capitalized software or inventory, or writing off notes or accounts receivable which could reasonably be expected to have a Material Adverse Effect.

            4.8 Consents and Approvals. Except (i) in connection with or in compliance, with the provisions of the HSR Act, (ii) for the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices as disclosed in Schedule 4.8 of the Silverline Disclosure Schedule (the "STATE APPROVALS") and Indian Regulatory Approvals, or
(iii) for the filing of Certificates of Merger with the Secretary of State of the state of Delaware and the Department of Treasury of the State of New Jersey pursuant to the DGCL and the NJBCA, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "GOVERNMENTAL ENTITY"), or with any third party are necessary in connection with (A) the execution and delivery by Silverline of this Agreement and (B) the consummation by Silverline of the Merger and the other transactions contemplated hereby.

            4.9 Full Disclosure. No representation or warranty, or any information with respect to Silverline and it Subsidiaries, contained in this Agreement, and no schedule hereto or, document or certificate delivered pursuant to the terms hereof, contains an untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in the context in which made, not misleading.

            4.10 Compliance with Applicable Laws. To the Knowledge of Silverline, (a) Silverline is in compliance in all material respects with all applicable laws, except where failure to comply would not have a Material Adverse Effect on Silverline, (b) no notice, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened with respect to any alleged violation by Silverline, in respect of Silverline, of any law.

            4.11 Representations Not Waived. Notwithstanding any other provision of this Agreement, the representations and warranties of Silverline contained herein shall not be affected or deemed waived by reason of any investigations made by, or on behalf of, SeraNova and/or its representatives, or by reason of the fact that SeraNova and/or representatives knew, or should have known, that any such representation or warranty is, or might be, inaccurate in any respect.

            4.12 Reorganization. Silverline has not taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            4.13 Compliance with Securities Laws. Silverline has at all times complied in all material respects with the requirements of the Securities Act.

                                    ARTICLE V

                             CONDUCT PENDING CLOSING

            5.1 Conduct of Business Pending Closing. From the date hereof until the Closing, SeraNova will:

            (a)   maintain its existence in good standing;

            (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

            (c) maintain business and accounting records consistent with past practices; and

            (d) use its reasonable best efforts (i) to preserve its business intact, (ii) to keep available to SeraNova the services of its present officers and employees, and (iii) to preserve for SeraNova the goodwill of its suppliers, customers and others having business relations with SeraNova.

            5.2 Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by Silverline in writing, which approval shall not be unreasonably withheld from the date hereof until the Closing, SeraNova shall not:

            (a) amend or otherwise change its certificate of incorporation or by-laws;

            (b) issue or sell, or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities, except in connection with the exercise of outstanding SeraNova Stock Options or Warrants;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

            (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except redemption of SeraNova Preferred Stock;

            (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof, (ii) acquire assets with an aggregate purchase price of in excess of $100,000; (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except for (A) interest and fees on indebtedness set forth on Schedule 3.5 of the SeraNova Disclosure Schedule, (B) incurred in the ordinary course of business and consistent with past practice or
(C) for indebtedness in aggregate principal amount not in excess of $100,000;
(iv) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (v) authorize any capital commitment which is in excess of $200,000 or capital expenditures which are, in the aggregate, in excess of $100,000; or (vi) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.2(e);

            (f) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

            (g) assume, guarantee or otherwise become responsible for the obligations of any other Person, or agree to so do;

            (h) enter into or agree to enter into, or terminate prior to the expiration date thereof, any employment agreement with respect to any employee whose annual salary exceeds $75,000;

            (i) increase the compensation or benefits payable, or to become payable, to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of SeraNova who are not officers of SeraNova, or grant any severance or termination pay to, or enter into any severance agreement with any current director, officer or other employee of SeraNova, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee except as required under applicable law;

            (j) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

            (k) make any material Tax election, or settle or compromise any material federal, state, local or foreign income Tax liability;

            (l) settle or compromise any pending or threatened suit, action or claim which is material, or which relates to any of the transactions contemplated by this Agreement;

            (m) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet or subsequently incurred in the ordinary course of business and consistent with past practice and (ii) other claims, liabilities or obligations (qualified as aforesaid) that in the aggregate do not exceed $100,000;

            (n) except in connection with the sale or licensing of SeraNova's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights; or

            (o) announce an intention, commit or agree to do any of the foregoing.

            5.3 Access; Documents; Supplemental Information. (a) From and after the date hereof until the Closing, SeraNova shall afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause the independent certified public accountants for SeraNova to afford, to the officers, independent certified public accountants, counsel and other representatives of Silverline, upon reasonable notice, free and full access at all reasonable times to the properties, books and records including tax returns filed and those in preparation of SeraNova, and the right to consult with the officers, employees, accountants, counsel and other representatives of SeraNova in order that Silverline may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of SeraNova and its Subsidiaries, (i) to the independent certified public accountants of Silverline, free and full access at all reasonable times to the work papers and other records of the accountants relating to SeraNova, and (ii) to Silverline and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of SeraNova as Acquisition and Silverline shall from time to time reasonably require.

            (b) From the date of this Agreement through and including the Closing, Acquisition, Silverline and SeraNova agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any governmental agency, or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

            (c) SeraNova shall deliver to Silverline, without charge, the following financial information (collectively, the "SUPPLEMENTAL FINANCIAL INFORMATION"): (i) as soon as is reasonably possible after each fiscal quarter ending after the date hereof and prior to the Effective Time, the unaudited balance sheet of SeraNova as of the end of such quarter and the unaudited statements of income, stockholders' equity and cash flows of SeraNova for such quarter and for the portion of the fiscal year then completed, (ii) as soon as is reasonably possible after each fiscal year ending after the date hereof and prior to the Effective Time, the audited balance sheet of SeraNova as of the end of such year and the audited statements of income, stockholders' equity and cash flows of SeraNova for such year, in each case, prepared in accordance with U.S. GAAP certified by Arthur Anderson LLP, and (iii) promptly upon the reasonable request by Silverline, such additional financial information as may be required in connection with any filing by Silverline pursuant to the requirements of federal or state securities laws or the laws, rules and regulations of India. Such Supplemental Financial Information shall present fairly, in all material respects, the consolidated financial position of SeraNova and its Subsidiaries for the period covered, subject in the case of unaudited financials to normal year-end adjustments and the omission of footnotes.

            5.4 Warrants. Pursuant to the terms of SeraNova's outstanding warrants (each, a "WARRANT") to purchase shares of SeraNova Common Stock, each Warrant shall, as of the Effective Time, be converted into a right of such holder to receive (i) upon exercise of such Warrant such number of Silverline ADSs (rounded down to the nearest whole ADS) as are equal to the number of shares of SeraNova Stock subject to such Warrant immediately prior to the Effective Time multiplied by 0.35 or (ii) to require the Surviving Corporation to pay such holder, in cash, 120% of the Black Scholes value of the Warrant on the Effective Date.

            5.5 Notification of Certain Matters. SeraNova shall give prompt notice to Silverline, and Silverline shall give prompt notice to SeraNova, of
(a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and
(b) any failure of SeraNova, Silverline or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that, the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available to the party receiving such notice.

            5.6   Deleted.

            5.7 Reorganization. Each of Silverline and SeraNova shall use its reasonable best efforts to cause the business combination of the Merger to be qualified as a reorganization under Section 368(a) of the Code.

            5.8 Actions by the Parties. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental or regulatory authority, domestic and foreign, and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental or regulatory authority, domestic and foreign; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person; (iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and
(iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information (including copies thereof) with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

            5.9 Indemnification. (a)From and after the Effective Time, Silverline shall or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of SeraNova to indemnify each Person who is or was a director or officer (an "INDEMNIFIED PARTY") of SeraNova pursuant to any indemnification provision of the certificate of incorporation or by-laws or equivalent constituent documents of SeraNova as each is in effect on the date hereof and the indemnification agreements between SeraNova and each such director or officer.

            (b) For a period of six years after the Effective Time, Silverline shall cause to be maintained in effect officers' and directors' liability insurance with respect to each Indemnified Party of SeraNova covering acts or omissions by such Person occurring prior to the Effective Time under customary terms and conditions. This Section 5.9 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.9 against Silverline, as the case may be, as a third-party beneficiary of this Agreement).

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

            6.1 Preparation of the Form F-4 and the Joint Proxy Statement/Prospectus; Stockholders Meetings. (a) As promptly as practicable following the date hereof, Silverline and SeraNova shall jointly prepare and file with the SEC preliminary proxy materials and any amendments or supplements thereto which shall constitute the joint proxy statement/prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "JOINT PROXY STATEMENT/PROSPECTUS") and Silverline shall prepare and file with the SEC the Registration Statement on Form F-4 with respect to the issuance of Silverline ADSs in the Merger (the "FORM F-4") in which the Joint Proxy Statement/Prospectus will be included as a prospectus. The Form F-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Silverline and SeraNova shall use all reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after filing with the SEC and to keep the Form F-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies to and consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Form F-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. Silverline warrants that none of the information supplied or to be supplied by Silverline for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the SeraNova Stockholders Meeting or the Silverline Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. SeraNova warrants that none of the information supplied or to be supplied by SeraNova for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the SeraNova Stockholders Meeting or the Silverline Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Silverline and the Silverline Shareholders Meeting will be deemed to have been supplied by Silverline and information concerning or related to SeraNova and the SeraNova Stockholders Meeting shall be deemed to have been supplied by SeraNova. No amendment or supplement to the information supplied by SeraNova for inclusion in the Joint Proxy Statement/Prospectus shall be made without the approval of SeraNova, which approval shall not be unreasonably withheld or delayed.

            (b) SeraNova shall, as promptly as practicable following the execution of this Agreement, duly call give notice of, convene and hold a meeting of its stockholders (the "SERANOVA STOCKHOLDERS MEETING") for the purpose of obtaining the Required SeraNova Vote with respect to the transactions contemplated by this Agreement, shall use it, reasonable best efforts, subject to Section 6.4, to solicit the adoption of this Agreement by the Required SeraNova Vote and, subject to Section 6.4, the board of directors of SeraNova shall recommend adoption of this Agreement by the stockholders of SeraNova. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 6.4 and 8.1 (e), SeraNova agrees that its obligations pursuant to the first sentence of this Section 6.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to SeraNova of any SeraNova Acquisition Proposal.

            (c) Silverline shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "SILVERLINE SHAREHOLDERS MEETING") for the purpose of obtaining the Required Silverline Vote with respect to the transactions contemplated by this Agreement, shall use its reasonable best efforts, subject to Section 6.5, to solicit the approval of this Agreement by the Required Silverline Vote and, subject to Section 6.5, the board of directors of Silverline shall recommend the approval of this Agreement by the shareholders of Silverline.

            (d) The SeraNova Stockholders Meeting and the Silverline Shareholders Meeting shall take place on the same date, to the extent practicable.

            6.2 Access to Information. Upon reasonable notice, each of Silverline and SeraNova shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period. Each of Silverline and SeraNova shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations, all other information concerning its bonuses, properties and personnel as such other party may reasonably request; provided, however, that each of Silverline and SeraNova may restrict the foregoing access to the extent that (i) a Governmental Entity requires either party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) in the reasonable judgment of such party, any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the agreements dated October 19, 2000, between SeraNova and Silverline (collectively the "CONFIDENTIALITY AGREEMENT"). Any investigation by Silverline or SeraNova shall not affect the representations and warranties of SeraNova or Silverline, as the case may be.

            6.3 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to (i) take, or cause to be taken, all actions and to do, or cause to he done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) to obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations, required to be obtained from any third party and/or any Governmental Entity that are reasonably necessary to consummate the Merger and the transactions contemplated hereby (each a "REQUIRED APPROVAL"). In furtherance and not to limitation of the foregoing, each party hereto agrees to make, as promptly as practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within five Business Days of the date hereof), (ii) all necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such laws and to use reasonable best effort to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws as soon as practicable.

            (b) Each of Silverline and SeraNova shall, in connection with the efforts referenced in Section 6.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communications given by it to, and consult with each other in advance to the extent practicable of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

            (c) In furtherance and not in limitation of the covenants of the parties contained in Section 6.3(a) and 6.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger, or the transactions contemplated hereby illegal, or would otherwise prohibit or materially impair or delay the consummation of the Merger, or the transactions contemplated hereby, each of Silverline and SeraNova shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is to effect and that prohibits, prevents or restricts consummation of the Merger, or the transactions contemplated by this Agreement and to have such statue, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.3 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has up to then complied in all respects with its obligations under this
Section 6.3. For purposes of this Agreement, "REGULATORY LAW" means the HSR Act, and all other U.S. and Indian Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

            (d) SeraNova and its board of directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby or thereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

            (e) Silverline and its board of directors shall, if any state takeover statute for similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, to the extent legally permissible take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statue or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

            6.4 No Solicitation by SeraNova. (a) SeraNova shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employee, or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any proposal that constitute, a SeraNova Competing Proposal or (ii) participate in any discussions or negotiations regarding any SeraNova Competing Proposal; provided, however, that if, at any time during the period commencing on the 46th day after the date hereof and ending on the date the Required SeraNova Vote is obtained (the "SERANOVA APPLICABLE PERIOD"), the board of directors of SeraNova, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of SeraNova's stockholders, SeraNova and its representatives may, in response to a SeraNova Superior Proposal which did not result from a breach of this Section 6.4(a), and subject to providing prior or contemporaneous notice of its decision to take such action to Silverline, (x) furnish information with respect to SeraNova and its Subsidiaries to any Person making a SeraNova Superior Proposal pursuant to a customary confidentiality agreement (as determined by SeraNova after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such SeraNova Superior Proposal. For purposes of this Agreement, "SERANOVA COMPETING PROPOSAL" means any bona fide proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of SeraNova and its Subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of SeraNova Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20 % of more of the combined voting power of the shares of SeraNova Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SeraNova or any of its Subsidiaries in which the other party thereto or its stockholder, will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by this Agreement. For purpose of this Agreement, a "SERANOVA SUPERIOR PROPOSAL" means (i) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of SeraNova and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the share, of SeraNova Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of SeraNova Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SeraNova or any of its Subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and (ii) otherwise on terms which the board of directors of SeraNova determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the Person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the board of directors of SeraNova, (x) is reasonably likely to result in a transaction that would be more favorable than the Merger to SeraNova's stockholders taken as a whole, (y) is reasonably capable of being completed and (z) for which financing, to the extent required, is then committed of is reasonably capable of being obtained by such third party.

            (b) Neither the board of directors of SeraNova nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to Silverline, the approval or recommendation by such board of directors or such committee of the Merger or this agreement, (ii) subject to Section 6.4(d), modify, or propose publicly to modify, in a manner adverse to Silverline, the approval or recommendation by such board of directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any SeraNova Competing Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, a "SERANOVA ACQUISITION AGREEMENT") related to any SeraNova Competing Proposal. Notwithstanding the foregoing, during the SeraNova Applicable Period, in response to a SeraNova Superior Proposal which would be more favorable than the Merger to SeraNova's Stockholders taken as a whole and which did not result from a breach of Section 6.4(a), if the board of directors of SeraNova, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of SeraNova's stockholders, the board of directors of SeraNova may (x) modify or propose publicly to modify, in a manner adverse to Silverline, the approval or recommendation of the Merger or this Agreement by the board of directors of SeraNova and/or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause SeraNova to enter into any SeraNova Acquisition Agreement with respect to any SeraNova Superior Proposal), but, in the case of clause (y), only at a time that is during the SeraNova Applicable Period and is after the tenth day (or the tenth day after a material amendment, in the case of a material amendment to a SeraNova Superior Proposal) following Silverline's receipt of written notice advising Silverline that the board of directors of SeraNova is prepared to accept a SeraNova Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such SeraNova Superior Proposal (or any material amendment thereto) and identifying the Person making such SeraNova Superior Proposal (or any material amendment thereto) provided Silverline does not during such period offer a proposal that meets or is superior to the SeraNova Superior Proposal.

            (c) In addition to the obligations of SeraNova set forth in paragraphs (a) and (b) of this Section 5.4, SeraNova shall promptly advise Silverline of any SeraNova Competing Proposal or any inquiry or request for information relating thereto, the material terms and conditions of such request or SeraNova Competing Proposal and the identity of the Person making such request or SeraNova Competing Proposal. SeraNova will promptly keep Silverline reasonably informed of the status (including amendments) of any such request or SeraNova Competing Proposal.

            (d) Nothing contained in this Section 6.4 shall prohibit SeraNova from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to SeraNova's stockholders if, in the good faith judgment of the board of directors of SeraNova, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 6.4(b), neither SeraNova nor its board of directors, nor any committee thereof shall withdraw, or propose publicly to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a SeraNova Competing Proposal.

            6.5 SeraNova Stock Options. (a) As soon as practicable following the date of this Agreement, the board of directors of SeraNova (or, if appropriate, any committee administering the SeraNova Stock Option Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

            (i) adjust the terms of all outstanding SeraNova Stock Options issued under SeraNova Stock Option Plan and seek amendment to SeraNova's other option agreements (each, as so adjusted, an "ADJUSTED OPTION"), whether vested or unvested, as necessary to provide that, at the Effective Time, each SeraNova Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, on the same terms and conditions as were applicable under such SeraNova Stock Option, as follows (the "OPTION ADJUSTMENT"):

            (A) each such SeraNova Stock Option to acquire shares of SeraNova Common Stock will be converted into an option to acquire the number of Silverline ADSs determined by multiplying the number of shares of SeraNova Common Stock subject to such SeraNova Stock Option by the Common Stock Exchange Ratio (rounded up to the nearest whole share) at an exercise price determined by dividing the exercise price set forth in such SeraNova Stock Option by the Common Exchange Ratio (rounded up to the nearest whole cent); and

            (B) make such other changes to the SeraNova Stock Option Plans as Silverline and SeraNova may agree are appropriate to give effect to the Merger.

            (b) The adjustments provided in this Section 6.5 with respect to any SeraNova Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code notwithstanding any other provision in this Section 6.5.

            (c) Prior to the Effective Time, Silverline shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of NYSE, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of Silverline following the Effective Time) to assume as of the Effective Time all obligations undertaken by, or on behalf of, SeraNova under Section 6.5(a) and to adopt at the Effective Time the SeraNova Stock Option Plans and each Adjusted Option and to take all other action called for in this Section 6.5, including the reservation, issuance and listing of Silverline Capital Stock in a number at least equal to the number of shares of Silverline Common Stock that will be subject to the Adjusted Options.

            (d) As soon as practicable following the Effective Time, Silverline shall prepare and file with the SEC a registration statement on Form F-8 (or another appropriate form) registering the Silverline ADSs equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the SeraNova Stock Option Plan after the Effective Time may remain outstanding.

            (e) As soon as practicable after the Effective Time, Silverline shall deliver to the holders of the SeraNova Stock Options appropriate notices setting forth such holders' rights pursuant to the respective SeraNova Stock Option Plans and the agreements evidencing the grants of such SeraNova Stock Options and that such SeraNova Stock Options and agreements shall be assumed by Silverline and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.5 after giving effect to the Merger).

            (f) Except as otherwise expressly provided in this Section 6.5 and except to the extent required under the respective terms of the SeraNova Stock Options, all restrictions or limitations on transfer and vesting with respect to the SeraNova Stock Options awarded under the SeraNova Stock Option Plan or any other plan, program or arrangement of SeraNova or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Silverline as set forth above.

            6.6 Employee Matters. (a) During the one-year period following the Effective Time (the "TRANSITION PERIOD"), Silverline shall maintain employee benefit plans, programs and policies for the employee of SeraNova and its Subsidiaries which, in the aggregate, are substantially comparable to the employee benefit plan, programs and policies provided by SeraNova and its Subsidiaries before the Effective Time (other than SeraNova's Employees Stock Purchase Plan). Furthermore, no employee of SeraNova or a Subsidiary of SeraNova shall have his or her base hourly rate of pay, base salary or bonus opportunity reduced during the Transition Period except to the extent such reduction is called for as a result of a violation of Silverline's generally applicable policies or a failure to satisfy Silverline's generally applicable performance standards for similarly situated Silverline employees. The participant accounts in each unfunded plan, program or policy of SeraNova and each Subsidiary of SeraNova which are designed to track the performance of SeraNova Stock but which only pay benefits in cash shall be converted at the Effective Time to accounts which track the performance of the corresponding Silverline Stock based upon the principles set forth in this Agreement for converting SeraNova Stock to Silverline Stock except that there shall he no rounding up or down as part of such conversions.

            (b) During the one-year period following the Transition Period, the employees of SeraNova and each Subsidiary of SeraNova shall be eligible to participate in employee benefit plans, programs and policies which, in the aggregate, are substantially comparable to the employee benefit plans, programs and policies maintained by Silverline for similarly situated employees.

            (c) Each employee of SeraNova and each Subsidiary of SeraNova shall receive full credit under each applicable Silverline plan, program or policy for his or her service as an employee of SeraNova and any Subsidiary of SeraNova on the same basis that he or she would have received such credit if such service had been completed as an employee of Silverline for purposes of satisfying any service requirement to participate in such plan, program or policy (including any plan, program or policy which provides post-retirement medical benefits) and any service requirement to receive a non-forfeitable interest in the benefit, under such plan, program or policy and any service requirement to become eligible for any early requirement benefit under any pension plans maintained. Furthermore, if any such Silverline plan, program or policy has any active employment requirements, pre-existing condition requirements, co-pay, coinsurance or deductible requirements in effect for a year and an employee of SeraNova or a Subsidiary of SeraNova had satisfied (or had made payments towards satisfying) such requirements for a part of such year as a participant in a SeraNova plan, program or policy, such employee shall receive full credit for satisfying (or for payments made towards satisfying) such requirements in the Silverline plan, program or policy for such year when he or she begins to participate in such plan, program or policy and any such co-pay, coinsurance or deductible requirements for such year under the Silverline plan, program or policy shall be no greater than the co-pay, coinsurance or deductible requirement under the SeraNova plan, program or policy for such year.

            6.7 Fees and Expenses. (a) Whether or not the Merger is consummated, all Expenses, including fees paid to attorneys, accountants and investment bankers, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses (excluding attorneys fees, accountants fees and investment bankers fees), incurred in connection with the filing, printing and mailing of the Form F-4 and the Joint Proxy Statement/Prospectus (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act, which shall be shared equally by Silverline and SeraNova. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultant, to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form F-4 and the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

            (b) If (1) prior to the date the Required SeraNova Vote is obtained, a SeraNova Competing Proposal shall have been made to SeraNova or any of its Subsidiaries, or shall have been made directly to the stockholders of SeraNova generally, or any Person shall have publicly announced an intention (whether or not conditional) to make a SeraNova Competing Proposal and thereafter this Agreement is terminated by either Silverline or SeraNova pursuant to Section 8.1(b), without a SeraNova Stockholders Meeting having occurred, or 8.l(d)(i) or (2) this Agreement is terminated by SeraNova pursuant to Section 8.1(e), then SeraNova shall promptly, but in no event later than the date of such termination, pay Silverline a fee equal to $4.00 million (the "TERMINATION FEE"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Silverline pursuant to clause (1) or (2) of this paragraph (b) unless and until within 12 months of such termination SeraNova or any of its Subsidiaries enters into any SeraNova Acquisition Agreement with respect to, or approves or consummates, any SeraNova Competing Proposal (for the purposes of the foregoing proviso the term "SERANOVA COMPETING PROPOSAL" shall mean a SeraNova Superior Proposal pursuant to clause (i) without giving effect to clause (ii)) of the definition thereof in Section 6.4(a) in which event the Termination Fee shall be payable under the first to occur of such events. SeraNova acknowledges that the agreements contained in this Section 6.7(b) are an integral part of the transactions contemplated by the Agreement, and that, without these agreements, Silverline would not enter into this Agreement; accordingly, if SeraNova fails promptly to pay the amount due pursuant to this Section 6.7(b), and, in order to obtain such payment, Silverline commences a suit which results in a judgment against SeraNova for the fee set forth in this Section 6.7(b), SeraNova shall pay to Silverline its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

            6.8 Public Announcements. SeraNova and Silverline shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

            6.9 Listing. Silverline shall use its reasonable best efforts to cause the Silverline ADSs to be issued in the Merger to be approved for quotation on NYSE, subject to official notice of issuance.

            6.10 Affiliate Letter. On or prior to the date of the SeraNova Stockholders Meeting, SeraNova will deliver to Silverline a letter (the "SERANOVA AFFILIATE LETTER") identifying all Persons who are, or may be deemed to be, "AFFILIATES" of SeraNova for purposes of Rule 145 under the Securities Act ("RULE 145"). On or prior to the Closing Date, SeraNova will use its reasonable efforts to deliver on behalf of each Person identified as an "affiliate" in the SeraNova Affiliate Letter a written agreement in connection with restrictions on affiliates under Rule 145.

            6.11 Tax Treatment. Each of Silverline and SeraNova shall use reasonable efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to herein, including the execution of the letters of representation referred to therein updated as necessary. SeraNova and Silverline and their respective Subsidiaries shall treat the Silverline ADSs (the "SILVERLINE RELEVANT STOCK") received in the Merger by holders of SeraNova Common Stock as property permitted to be received under Section 354 of the Code without the recognition of gain. Each of SeraNova and Silverline covenants and agrees to, and agrees to cause its affiliates to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section 6.11, including any such challenge to the treatment of the Silverline Relevant Stock as property permitted to be received under Section 354 of the Code without the recognition of gain. Each of SeraNova and Silverline agrees that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, including any such fact or circumstance that is reasonably likely to prevent the Silverline Relevant Stock from being treated as property permitted to be received under Section 354 of the Code without the recognition of gain, it will promptly notify the other party in writing.

            6.12 Tax Representations. (i) Silverline, the Surviving Corporation, and their Affiliates will not engage or consent to any transaction that would, alone or together with other transactions that have or occurred or reasonably could occur, require the "Five-Percent Transferee Shareholders" as defined in Treas. Reg. Sec. 1.367(a)-3(c)(5)(ii) and as identified by SeraNova, to recognize gain under the gain recognition agreements required pursuant to Treas. Reg. Sec. 1.367(a)-8 (assuming compliance by such shareholders with paragraph (g)(2) of such regulation). Silverline agrees to give written notice to the Five-Percent Transferee Shareholders of any transaction that would require the recognition of gain with respect to the Merger pursuant to Trans. Reg. Sec. 1.367(a)-8 (without assuming compliance this paragraph (g)(2)). Silverline agrees to supply all information required for the Five-Percent Transferee Shareholders to comply with their obligations under Treas. Reg. Sec. 1.367(a)-8 with respect to the Merger.

            (ii) For the taxable years in which the Merger occurs, Silverline shall prepare the income tax returns of the Surviving Corporation, including the information statement required by Treas. Reg. Section 1.367(a)-3(c)(6) (the "INFORMATION STATEMENT"). The Five-Percent Transferee Shareholders shall have the right to review Information Statement and receive drafts thereof at least 5 days prior to its due date. Fees for preparing the Information Statement shall be borne by the Surviving Corporation; however, any costs associated with the Five-Percent Transferee Shareholders review shall be borne by the Five-Percent Transferee Shareholders.

            6.13 Supplemental Disclosure Schedule Information. On or prior to November 17, 2000, SeraNova may deliver to Silverline in accordance with Section
10.7 hereof a revised and supplemental SeraNova Disclosure Schedule containing additional information gathered and summarized by SeraNova (the "SUPPLEMENTAL DISCLOSURE SCHEDULE"). SeraNova will provide Silverline and its advisors prompt access to all documents and other information necessary for Silverline to analyze the newly disclosed information contained in the Supplemental Disclosure

Schedule. Unless Silverline gives SeraNova written notice (a "SCHEDULE TERMINATION NOTICE") within 15 Business Days after it receives the Supplemental Disclosure Schedule stating that the newly disclosed information contained in the Supplemental Disclosure Schedule constitutes a Material Adverse Effect concerning SeraNova and stating its intention to termination this Agreement as a result of such determination, the Supplemental Disclosure Schedule shall be deemed to be and to replace the SeraNova disclosure Schedule for all purposes under this Agreement.

            6.14 Fleet Bank. SeraNova shall use its reasonable best efforts to obtain the consent of Fleet Capital Corporation and Fleet Bank to the terms of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

            7.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations of SeraNova and Silverline to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a)   Stockholder Approvals.  (i)   SeraNova shall have obtained
the Required SeraNova Vote and (ii) Silverline shall have obtained the Required Silverline Vote.

            (b) No Injunctions or Restraint; Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 7.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to
Section 6.3 shall have been the cause of, or shall have resulted in, such order or injunction.

            (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; provided, however, that the provision of this Section 7.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.3 shall have been the cause of, or shall have resulted in, the failure to obtain such termination or expiration.

            (d) NYSE Listing. The Silverline ADSs to be issued in the Merger shall have been approved for quotation on NYSE, subject to official notice of issuance.

            (e) Effectiveness of the Form F-4. The Form F-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (f) Indian Regulatory Approvals. Each of Silverline and SeraNova shall have obtained all approvals required to be obtained by each of them from the Reserve Bank of India and other regulatory authorities in India in order to consummate the transactions set forth in this Agreement (the "INDIAN REGULATORY APPROVALS"). Silverline and SeraNova shall cooperate with each other and use their reasonable best efforts to obtain the Indian Regulatory Approvals as soon as possible.

            7.2 Additional Conditions to Obligations of Silverline. The obligations of Silverline to effect the Merger are subject to the satisfaction of, or waiver by Silverline, on or prior to the Closing Date of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties of SeraNova set forth in this Agreement shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on SeraNova.

            (b) Performance of Obligations of SeraNova. SeraNova shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it or complied with under this Agreement at or prior to the Closing Date. Silverline shall have received a certificate of the chief executive officer and the chief financial officer of SeraNova to such effect.

            (c) Tax Opinion. Silverline shall have received from Deloitte & Touche LLP, on the date on which the Form F-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date stating that:
(i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) Silverline and SeraNova will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code and (iii) the issuance of the Silverline Relevant Stock to the holders of the SeraNova Common Stock in the Merger will not result in Silverline's recognizing an amount of income or gain or being subject to an amount of tax, in each case that individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Silverline. In rendering such opinions, counsel to Silverline shall be entitled to rely upon representations of officers of Silverline and SeraNova. The opinions shall be in the form reasonably acceptable to Silverline.

            (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any Material Adverse Change in SeraNova. For the purposes of this Agreement, "MATERIAL ADVERSE CHANGE" shall mean with respect to SeraNova or Silverline, as the case may be, any event or condition occurring since June 30, 2000, other than changes in interest rates or changes in stock prices or currency rates, which has had a material adverse change on (i) the business operations, results of operations or financial condition of such party and its material subsidiaries, or (ii) the ability of such party to consummate the transactions contemplated hereby.

            (e) Employment Retention Agreements. Each of Rajan Nair and Ragu Rajagopal shall have entered into an employment retention agreement, in form and substance reasonably satisfactory to Silverline.

            (f) Opinion. Silverline shall have received an opinion from Carter, Ledyard & Milburn in the form reasonably acceptable to Silverline.

            (g) The representation and warranties set forth in the tax representation agreement between Silverline, STI and Rajkumar Koneru, Ravi Singh, Rajan Nair and Nagarajan Valluripalli (the "TAX REPRESENTATION AGREEMENT") shall be true and correct on the date of this Agreement, and as of the Closing Date, as if made at and as of such time.

            (h) The Option Adjustment has been completed.

            7.3 Additional Conditions to Obligations of SeraNova. The obligations of SeraNova to effect the Merger are subject to the satisfaction of, or waiver by SeraNova, on or prior to the Closing Date of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and warranties of Silverline set forth in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "MATERIALITy" or "MATERIAL ADVERSE EFFECT" set forth therein), individually or in the aggregate, does not have, and is not reasonably likely to have, a Material Adverse Effect on Silverline. SeraNova shall have received a certificate of the chief executive officer and the chief financial officer of Silverline to such effect.

            (b) Performance of Obligation of Silverline. Silverline shall have performed or compiled in all material respects with all material agreements and covenants required to be performed by it or complied with under this Agreement at or prior to the Closing Date. SeraNova shall have received a certificate of the chief executive officer and the chief financial officer of Silverline to such effect.

            (c) Tax Opinion. SeraNova shall have received from Carter, Ledyard & Milburn, counsel to SeraNova, on the date on which the Form F-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date stating that: (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) SeraNova and Silverline will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code and (iii) the Silverline Relevant Stock received in the Merger by holders of SeraNova Common Stock is properly permitted to be received under Section 354 of the Code without the recognition of gain. In rendering such opinions, counsel to SeraNova shall be entitled to rely upon representations of officers of Silverline and SeraNova. The opinions shall be in the form reasonably acceptable to Silverline.

            (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any Material Adverse Change in Silverline.

                                       ARTICLE VIII

                                TERMINATION AND AMENDMENT

            8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of SeraNova or Silverline:

            (a) by mutual written consent of Silverline and SeraNova, by action of their respective boards of directors;

            (b) by either SeraNova or Silverline if the Effective Time shall not have occurred on or before July 31, 2001 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including Section 6.3) has caused, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

            (c) by either SeraNova or Silverline if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or to take any other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 6.3), in each case (i) and (ii) which is necessary to fulfill the condition set forth in Sections 7.1(c) and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to comply with Section 6.3 has caused or resulted in such action or inaction;

            (d) by either SeraNova or Silverline if (i) the approval by the stockholders of SeraNova required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required SeraNova Vote at a duly held SeraNova Stockholders Meeting, or at any adjournment or postponement thereof or (ii) the approval by the shareholders of Silverline required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Silverline Vote at a duly held Silverline Shareholders Meeting or at any adjournment or postponement thereof;


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

            (e) by SeraNova in accordance with Section 6.4(b); provided, that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, SeraNova shall have complied with the notice provisions of
Section 6.4 and shall have paid the Termination Fee in accordance with Section 6.7(b);

            (f) by SeraNova, if Silverline shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3(a) or (b) and (B) has not been or is incapable of being cured by Silverline within forty-five (45) calendar days after its receipt of written notice thereof from SeraNova;

            (g) by Silverline, if SeraNova shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) and (B) has not been or is incapable of being cured by SeraNova within forty-five (45) calendar days after its receipt of written notice thereof from Silverline;

            (h) by Silverline, in the event that SeraNova takes any action set forth in Section 6.4(b)(x); or

            (i) by Silverline, in the event it gives a Schedule Termination Notice under Section 6.13; provided, however, that if SeraNova shall within three Business Days after receipt of a Schedule Termination Notice give Silverline written notice that it disputes Silverline's Material Adverse Change determination, then such termination shall not be effective unless and until such dispute is resolved in Silverline' favor by agreement of the parties or by appropriate proceedings.

            Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 8.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

            8.2 Effect of Termination. In the event of termination of this Agreement by either SeraNova or Silverline as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Silverline or SeraNova or their respective directors or officers except with respect to Article IX, the second sentence of Section 6.2, Section 6.8, this Section 8.2 and Article X. Termination of this Agreement will not relieve a breaching party from liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            8.3   Deleted.

            8.4 Extension; Waiver; Consent. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the

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

extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with or give a consent under any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension, waiver or consent shall be valid only if set forth in a written instrument signed on behalf of such party in its sole discretion. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                           BROKERS' AND FINDERS' FEES

            9.1 SeraNova. SeraNova represents and warrants to Acquisition and Silverline that no broker, investment banker or financial advisor other than Punk, Ziegel & Company, is entitled to receive a brokerage fee, financing commission or other commission from SeraNova in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. SeraNova agrees that if the transactions contemplated by this Agreement are not consummated (other than as a result of a breach or default by Silverline or Acquisition), it shall indemnify and hold STI and Silverline harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them as a result of SeraNova's or any of its Affiliates' dealings, arrangements or agreements with any such Person.

            9.2 Acquisition and Silverline. Acquisition and Silverline represent and warrant to SeraNova that no broker, investment banker or financial advisor other than Salomon Smith Barney, Inc. is entitled to receive any brokerage fee, financing commission or other commission from Silverline in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby. Acquisition and Silverline agree that if the transactions contemplated hereby are not consummated (other than as a result of a breach or default by SeraNova), they shall jointly and severally indemnify and hold SeraNova harmless against any and all claims, losses, liabilities, costs or expenses which may be asserted against them, as a result of Acquisition's or Silverline's dealings, arrangements or agreements with any such Person.

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


                                    ARTICLE X

                               GENERAL PROVISIONS

            10.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

            10.2 Press Releases. Except as required by law or Silverline's listing agreement with NYSE or any Indian stock exchange, Silverline, Acquisition and SeraNova and their respective affiliates shall not issue any press release or otherwise make public any information with respect to this Agreement, nor the transactions contemplated hereby, prior to the Closing, without the prior consent of the other parties to this Agreement.

            10.3 Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements, schedules and exhibits referred to or contemplated herein, certain inducement agreements entered into by the parties hereto and certain shareholders of SeraNova and Silverline and certain holders of options for SeraNova Common Stock, the Confidentiality Agreement and the Tax Representation Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement, and any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein. All statements contained in schedules, exhibits, certificates and other instruments attached hereto shall be deemed representations and warranties (or exceptions thereto) by SeraNova, Acquisition or Silverline, as the case may be.

            10.4 Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other parties; provided, that, Silverline and/or Acquisition may assign its rights and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Silverline, upon written notice to SeraNova if the assignee shall assume the obligations of the Assignor hereunder and Silverline shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            10.5 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific

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

performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            10.6 Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

            (a) "AFFILIATE" of a Person shall mean any other Person who (i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person ,or (ii) owns more than 5% of the voting stock, or voting interest in, such Person. "CONTROL" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

            (b) "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York or India are authorized or obligated by law or executive order to close.

            (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "COMPANIES ACT" shall mean the Indian Companies Act of 1956, as amended.

            (e) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            (f) "GAAP" shall mean generally accepted accounting principles.

            (g) "HAZARDOUS SUBSTANCES" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Law.

            (h) "INDEBTEDNESS" shall mean as at any date of determination, the sum of the following items of SeraNova, without duplication: (i) obligations of SeraNova created, issued or incurred for borrowed money, including all fees and obligations thereunder (including, without limitation, any prepayment or termination fees arising or which will arise out of the prepayment of such Indebtedness prior to its maturity and termination), (ii) obligations of SeraNova to pay the deferred purchase price, or acquisition price of property or services, other than trade or accounts payable arising, and accrued expenses incurred, in the ordinary course of business consistent with past practice,
(iii) the face amount of all letters of credit issued for the account of SeraNova and all drafts thereunder, (iv) capital lease obligations of SeraNova, and (v) any obligation guaranteeing any Indebtedness or other obligations of any other Person (including any obligations under any keep well or support agreements).

            (i) "LIENS" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

            (l) "PERMITTED LIENS" shall mean (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties, or materially impair the use thereof, in the operation of such business.

            (m) "PERSON" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

            (n) "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") shall mean any federal, state, local, municipal or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, tariff levy, import, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental or regulatory authority, domestic and foreign.

            (o) "TAX RETURN" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            (p) "SERANOVA STOCK OPTION PLAN" shall mean the 1999 SeraNova Stock Option Plan.

            (q) "SIGNIFICANT SUBSIDIARY" has the meaning ascribed thereto in Rule 1-02(w) of Regulation s-x of the SEC.

            10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

            If to Silverline, Acquisition or STI:

            53 Knightsbridge Road
            Piscataway, New Jersey  08756
            Att.: Shankar Iyer

            with a copy to:

            Greenberg Traurig, LLP
            200 Park Avenue
            New York, New York  10166
            Att:  Rajiv Khanna, Esq.

If to SeraNova:

            SeraNova , Inc.
            499 Thornall Street
            Edison, New Jersey 08837
            Att: Rajkumar Koneru

            with a copy to:

            Carter, Ledyard & Milburn
            2 Wall Street
            New York, NY 10005
            Att:  James E. Abbott, Esq.

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

            10.8 Amendment. This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by the respective boards of directors of the parties hereto notwithstanding the approval hereof by the stockholders of SeraNova, Silverline or Acquisition, STI, as applicable, except as provided in Section 251(d) of the DGCL, NJBCA and the Companies Act. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

            10.9 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made

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

and fully performed in such state, except insofar as (a) the DGCL and the NJBCA shall be mandatorily applicable to the Merger and the rights of the stockholders of SeraNova in connection therewith, and (b) the Companies Act and the laws, rules and regulations of India shall be mandatorily applicable to Silverline and the rights of Silverline's shareholders and the transactions contemplated by this Agreement.

            10.10 No Benefit to Others. Except as stated otherwise in this Agreement, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

            10.11 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

            10.12 Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

            10.13 Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

            10.14 Extensions. At any time prior to the Effective Time, any party may by corporate action, extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of any other party.

            10.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and SeraNova, Acquisition, STI and Silverline may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

            10.16 Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of courts sitting in New York, New York, for the purposes of any action, suit or other proceeding arising out of the Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any such action, suit or proceeding relating thereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in this Section 10.16. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding described above in (x) the Supreme Court of

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

the State of New York, New York County, or (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            10.17 Waiver of Jury Trial. To the maximum extent permitted by applicable law, each party to the Agreement waives the right to trial by a jury in any suit or proceeding arising from the Agreement.



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      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                       SILVERLINE TECHNOLOGIES LIMITED

                                       By: /s/ Ravi Subramanian
                                          --------------------------------
                                       Name: Ravi Subramanian
                                       Title: Chairman

                                       SERANOVA, INC.

                                       By: /s/ Raj Koneru
                                          --------------------------------
                                       Name: Raj Koneru
                                       Title: Chairman & CEO

                                       SILVERLINE ACQUISITION CORP.

                                       By: /s/ Shankar Iyer
                                          --------------------------------
                                       Name: Shankar Iyer
                                       Title: President

                                       SILVERLINE TECHNOLOGIES, INC.

                                       By: /s/ Ravi Subramanian
                                          --------------------------------
                                       Name: Ravi Subramanian
                                       Title: Chairman



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